UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

AF FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 11, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of AF Financial Group, which will be held on November 6, 2006 at 6:00 p.m., local time, at the executive offices of AF Financial Group, 21 East Ashe Street, West Jefferson, North Carolina 28694.

The attached Notice of the 2006 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of AF Financial Group, as well as a representative of Dixon Hughes PLLC, the independent auditors for the fiscal year ending June 30, 2006, are expected to be present at the Annual Meeting to respond to appropriate questions.

The Board of Directors of AF Financial Group has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of AF Financial Group and its shareholders and unanimously recommends a vote “FOR” each of these matters.

Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and the employees of AF Bank, AF Insurance Services, Inc. and AF Financial Group, we thank you for your continued support.

Sincerely yours,

Jimmy D. Reeves
Chairman of the Board

AF FINANCIAL GROUP

21 EAST ASHE STREET

WEST JEFFERSON, NORTH CAROLINA 28694

(336) 246-4344

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS

Date:	Monday, November 6, 2006
Time:	6:00 p.m.
Place:	21 East Ashe Street
West Jefferson, North Carolina 28694

At our Annual Meeting we will ask you to:

•	Elect three directors to serve for three-year terms;

•	Ratify the appointment of Dixon Hughes PLLC as independent auditors for the fiscal year ending June 30, 2007; and

•	Transact any other business as may properly come before the Annual Meeting.

You may vote at the Annual Meeting if you were a shareholder of AF Financial Group at the close of business on September 18, 2006, the record date.

By Order of the Board of Directors,

Robert E. Washburn
President and Chief Executive Officer,

West Jefferson, North Carolina
October 11, 2006

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. The Annual Meeting is scheduled for Monday, November 6, 2006 at 6:00 p.m. local time at the offices of AF Financial Group, 21 East Ashe Street, West Jefferson North Carolina. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting.

We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about October 11, 2006 to all shareholders entitled to vote. If you owned AF Financial Group’s common stock at the close of business on September 18, 2006, (“the Record Date”) you are entitled to vote at the Annual Meeting. On the Record Date, there were 1,050,804 shares of common stock outstanding.

AsheCo, MHC is the majority owner of AF Financial Group, and, as of the Record Date, owns 538,221 shares of common stock of AF Financial Group which constitutes approximately 51.2% of the total issued and outstanding common stock of AF Financial Group.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock of AF Financial Group entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of AF Financial Group’s common stock that you owned as of the Record Date. A person or entity beneficially owns shares if an affiliate or associate owns the shares or if a person acting in concert with that person or entity owns the shares. The number of shares you own (and may vote) is listed on the proxy card.

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record (usually a broker) to vote personally at the Annual Meeting. Examples of such documentation would include a broker’s statement, letter, or other document that will confirm your ownership of shares of AF Financial Group.

Vote Required

Proposal 1: Elect Three Directors	The three nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratify Appointment of Independent Auditors	The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of Dixon Hughes PLLC as AF Financial Group’s independent auditors. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker may be authorized to vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals but returns the proxy card representing your shares, this will constitute a “broker non-vote.” Here is the effect of a “broker non-vote”:

•	Proposal 1: Elect Three Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

•	Proposal 2: Ratify Appointment of Independent Auditors. A broker non-vote would have no effect on the outcome of this proposal.

•	Quorum: Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Vote by AsheCo, MHC

As indicated above and under “Security Ownership of Certain Beneficial Owners,” AsheCo, MHC owns approximately 51.2% of the shares of common stock entitled to vote at the Annual Meeting. AsheCo, MHC has indicated to AF Financial Group that it intends to vote its shares of common stock “FOR” the election of AF Financial Group’s nominees for director and “FOR” the ratification of the appointment of the independent auditors, thereby ensuring a quorum at the Annual Meeting, the likelihood of the election of the nominees for director and the ratification of the appointment of the independent auditors.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	Filing a letter with the Secretary of AF Financial Group revoking the proxy;

•	Submitting another signed proxy with a later date; or

•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

Solicitation of Proxies

AF Financial Group will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of AF Financial Group, none of whom are compensated for their solicitations, may solicit proxies by:

•	mail;

•	telephone; and

•	other forms of communication.

We will also reimburse persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, for the expenses they incur in forwarding the proxy materials to and obtaining proxies from such beneficial owners.

Obtaining an Annual Report on Form 10-KSB

Annual Reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and all amendments to those reports are available free of charge from AF Financial Group’s internet site, www.afgrp.com, by clicking on “About AF Financial” on the homepage, proceeding to “Investor Relations” and then to “Reports filed with the SEC.”

We have enclosed with this Proxy Statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, which we have filed with the Securities and Exchange Commission (“SEC”). As noted above the Form 10-KSB is also available on the AF Financial Group’s website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of AF Financial Group

The following table contains common stock ownership information for persons known to AF Financial Group who “beneficially own” 5% or more of AF Financial Group’s common stock as of June 30, 2006. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the SEC and with AF Financial Group. In this Proxy Statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Common Stock, $.01 par value	AsheCo, MHC 21 East Ashe Street West Jefferson, NC 28694	538,221	51.2%

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of AF Financial Group’s common stock beneficially owned by each director and executive officer, and all directors and executive officers of AF Financial Group as a group, as of September 18, 2006. Except as otherwise indicated in the footnotes, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

Name	Position	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding(3)
Wayne R. Burgess	Director	8,528	(4)	*
Jan R. Caddell	Director, Vice Chairman of the Board of Directors	7,269	(5)	*
Kenneth R. Greene	Director	6,380		*
Claudia L. Kelley, Ph.D.	Director	200		*
Melanie P. Miller	Executive Vice President, Secretary, Treasurer and Chief Financial Officer	18,032		1.7%
Donald R. Moore	Director	460		*
Jimmy D. Reeves	Director, Chairman of the Board of Directors	9,150	(6)	*
Jerry L. Roten	Director	4,889		*
Michael M. Sherman	Director	853		*
Robert E. Washburn	Director, President and Chief Executive Officer	620		*
John D. Weaver	Former Director	8,269	(7)	*

All directors and executive officers as a group (11 persons)		94,373		8.9%

* Less than one percent of outstanding common stock of AF Financial Group.	(footnotes begin on following page)

(1)	The figures shown for Mr. Washburn and Ms. Miller include 220 and 1,829 shares, respectively, held in trust by AF Bank, as trustee (the “Trustee”), pursuant to the Employee Stock Ownership Plan of AF Bank (the “ESOP”). These shares have been allocated to the accounts of Mr. Washburn and Ms. Miller under the ESOP and they have voting power, but no investment power, except in limited circumstances with respect to these shares. The figure shown for all directors and executive officers as a group includes the shares allocated to the accounts of Mr. Washburn and Ms. Miller under the ESOP. Such figure also includes 29,723 shares allocated to the accounts of other participants in the ESOP (the “Allocated Shares”). With regard to the Allocated Shares, the participants have the right to direct the Trustee how to vote those shares. If any participants fail to direct the Trustee how to vote their Allocated Shares, the Trustee will vote those shares in a manner calculated to most accurately reflect the instructions received by the Trustee from all participants who did provide voting directions, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Trustee’s fiduciary duties thereunder. AF Bank’s Compensation Committee (consisting of Messrs. Greene, Burgess and Roten) serves as the ESOP Committee (the “ESOP Committee”) and has no voting power with respect to the Allocated Shares. The Trustee and the ESOP Committee have shared investment power with regard to the Allocated Shares. Except for the shares allocated to their individual accounts, the executive officers disclaim beneficial ownership of the shares held in the ESOP, and each member of the Board of Directors disclaims beneficial ownership of the shares held in the ESOP.

(2)	Includes 969 shares of common stock which may be acquired by Mr. Burgess, Mr. Caddell, Mr. Roten and Mr. Weaver pursuant to vested options granted to them under the Ashe Federal Bank 1997 Stock Option Plan (the “Stock Option Plan”) and 387 and 193 shares of common stock which may be acquired by Mr. Reeves and Mr. Sherman respectively. Mr. Moore, Dr. Kelley, Mr. Greene and Mr. Washburn do not have any stock options. Also includes 3,895 shares of common stock which Ms. Miller may acquire pursuant to vested options granted under the Stock Option Plan.

(3)	Percentages with respect to each person or group of persons have been calculated on the basis of 1,050,804 shares of common stock, the total number of shares of AF Financial Group’s common stock outstanding as of September 18, 2006, plus the number of shares of common stock which such person or group has the right to acquire within 60 days after September 18, 2006.

(4)	Includes 5,000 shares held jointly with Mr. Burgess’s spouse and 50 shares held as custodian for a minor child.

(5)	Includes 4,000 shares held jointly with Mr. Caddell’s spouse.

(6)	Includes 500 shares held as custodian for Mr. Reeves’ minor children.

(7)	Includes 5,000 shares held jointly with Mr. Weaver’s spouse

DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

PROPOSAL 1

ELECTION OF DIRECTORS

General

AF Financial’s Board of Directors currently consists of nine members. John D. Weaver retired from serving on the Board of Directors of AF Financial Group and AF Bank on November 7, 2005. AF Financial’s Federal Stock Charter and Bylaws provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting.

The Nominating Committee has nominated three persons for election as directors at the Annual Meeting. Each nominee is currently serving on AF Financial Group’s Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2009, or until their successors have been elected.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Nominating Committee. If for any reason these nominees prove unable or unwilling to stand for election, the Nominating Committee will nominate alternates or the Board will reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

The following table shows for each nominee and continuing director his or her name, age as of June 30, 2006, principal occupation during the last five years, the year his or her existing term expires, and the year he or she was first elected director.

NOMINEES FOR TERM ENDING AS OF 2009 ANNUAL MEETING

Name (Age)(1)	Position(s) Held	Principal Occupation During Last Five Years	Existing Term Expires	Director of Company Since (2)
Jan R. Caddell (66)	Director, Vice Chairman of the Board	President and General Manager of Caddell Broadcasting, Inc. and its commercial radio station, WKSK 1978 to present	2006	1981
Claudia L. Kelley, Ph.D. (54)	Director	Certified public accountant and Professor of Accounting at Appalachian State University July 2006 to present; Associate Professor of Accounting at Appalachian State University 2000 to 2006	2006	2003
Kenneth R. Greene (58)	Director	Principal owner of Builders Mart of Ashe, Inc and Laurel Custom Homes, Inc; Over 26 years of experience in the concrete sales and building-supply business	2006	1988

The Board of Directors unanimously recommends a vote “For” all of the nominees for election as directors

DIRECTORS CONTINUING IN OFFICE

Name (Age)(1)	Position(s) Held	Principal Occupation During Last Five Years	Existing Term Expires	Director of Company Since (2)
Jimmy D. Reeves (57)	Director, Chairman of the Board	Partner at the law firm of Vannoy & Reeves, PLLC 1975 to present; Vice President of Yadkin Valley Pontiac-Buick-Oldsmobile-GMC, Inc.; Serves in various capacities for several real estate development businesses; Chairman of the Board since July 2004	2007	2001
Jerry L. Roten (60)	Director	Clerk of the Superior Court of Ashe County for the past 20 years	2007	1992
Michael M. Sherman (46)	Director	President and Chief Executive Officer of Zibra, LLC a consumer products company 2003 to present; President of Pentair Accessory Group, a division of the Pentair Tools Group, 2002 to 2003; President of The Oldham Company 1992 to 2003	2007	2001
Wayne R. Burgess (65)	Director	Part-owner, Vice President and Manager of Burgess Furniture of West Jefferson, North Carolina, positions he has held for over 36 years	2008	1989
Donald R. Moore (52)	Director	Owns and operates a McDonald’s Restaurant in West Jefferson, North Carolina 1995 to present	2008	2001
Robert E. Washburn (48)	Director, President and Chief Executive Officer	President and Chief Executive Officer of AF Financial Group and AF Bank November 2004 to present; City Executive for High Country Bank a Division of Yadkin Valley Bank and Trust Company 2004; Chief Credit Officer for High Country Bank 1998 to 2003	2008	2005

(1)	As of June 30, 2006.

(2)	Includes term as a director of AF Bank.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of AF Financial. AF Financial’s executive officers and management oversee the day-to-day operations of AF Financial. The directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis and committees of the board. The directors also discuss business and other matters with the Chief Executive Officer, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

AF Financial’s Board of Directors held 15 meetings during the fiscal year ended June 30, 2006. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

The Board of Directors of AF Financial maintains committees, the nature and composition of which are described below.

Nominating and Corporate Governance Committee. During 2006, the Nominating and Corporate Governance Committee was comprised of Directors Reeves, Roten and Sherman. The Nominating and Corporate Governance Committee met eight times in the 2006 fiscal year.

All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members. The Committee also considers nominees for election as directors, including written shareholder(s) nominations that comply with the notice procedures set forth in AF Financial’s Bylaws. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.afgrp.com.

In accordance with AF Financial’s Bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of AF Financial entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of AF Financial (the “Secretary”). To be timely, a shareholder’s notice must be delivered to or received by the Secretary no later than five (5) days prior to the date of the annual meeting. The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination. If a nomination is not properly brought before the meeting in accordance with AF Financial’s bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and will not be considered.

In identifying and reviewing candidates for the Board, the Corporate Governance and Nominating Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of the Company and its shareholders. Some of the factors considered in this evaluation include experience in the areas of banking and finance, accounting and the related businesses of the Company and AF Bank, as well as, outstanding achievement in his or her personal career, an understanding of the business environment generally, a willingness to devote adequate time to service on the Board of Directors and most importantly integrity. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to shareholders for election at each Annual

Meeting. In addition, the Corporate Governance and Nominating Committee will consider nominees for the Board by shareholders that are proposed as described above.

Jan R. Caddell, Claudia L. Kelley, Ph.D. and Kenneth R. Greene were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of October 11, 2006, the Committee had not received any shareholder recommendations for nominees in connection with the 2006 Annual Meeting.

Compensation Committee. The Compensation Committee meets periodically to review the performance of and to make recommendations to the Board regarding the compensation of AF Financial’s Chief Executive Officer and directors. The Committee is responsible for all matters regarding compensation and benefits issues for the Chief Executive Officer. Directors Greene, Burgess and Roten serve as members of the Committee. All members of the Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Compensation Committee met one time during the 2006 fiscal year. The Board of Directors has adopted a written charter for the Compensation Committee.

Audit Committee. The Audit Committee of the Board of Directors consists of Dr. Kelley, Chair, Mr. Caddell and Mr. Moore. The Board of Directors has determined that these directors are “independent” as defined in Rule 4200(a)(15) of the NASD’s listing standards and the Sarbanes-Oxley Act of 2002 and the SEC’s rules and regulations. The Audit Committee oversees and monitors AF Financial’s financial reporting process and internal control system, reviews and evaluates the audit performed by AF Financial’s outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee also reviews and approves all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A to this proxy statement. Dr. Claudia Kelley received her Bachelor of Science in accounting from Waynesburg College, Masters of Accountancy from the University of Illinois and her Ph.D. and Masters of Taxation from the University of Alabama. Based on her educational and professional credentials and financial background, the Board believes that Director Kelly qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules and has been so designated by the Board of Directors. The Audit Committee met 13 times in the 2006 fiscal year.

Audit Committee Report

AF FINANCIAL GROUP’S AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of AF Financial Group and the financial statements of AF Financial Group.

The Audit Committee reviewed with AF Financial Group’s internal auditors and independent auditors the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of AF Financial Group’s internal controls and the overall quality of AF Financial Group’s financial reporting process.

The Audit Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent auditors prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of AF Financial Group as of and for the year ended June 30, 2006, with management and the independent auditors. Management has the responsibility for the preparation of AF Financial Group’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

The Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, with Dixon Hughes PLLC (“Dixon Hughes”). The Audit Committee has also received the written disclosures and the letter from Dixon Hughes required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Dixon Hughes its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of AF Financial Group that the audited consolidated financial statements be included in AF Financial Group’s Annual Report on Form 10-KSB for the year ended June 30, 2006.

Audit Committee of AF Financial Group

Claudia L. Kelley, Ph.D. (Chair)
Jan R. Caddell
Donald R. Moore

Principal Accountant Services

AF Financial Group’s independent registered public accounting firm for the year ended June 30, 2006, was Dixon Hughes PLLC (“Dixon Hughes”), which has also been retained by the Audit Committee as AF Financial Group’s independent registered public accounting firm for the year ended June 30, 2007. A representative of Dixon Hughes is expected to attend the AF Financial Group Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include fees billed to AF Financial Group by Dixon Hughes in connection with the annual audit of AF Financial Group’s financial statements and review of AF Financial Group’s interim financial statements. The aggregate fees billed or expected to be billed to AF Financial Group by Dixon Hughes for audit services rendered to AF Financial Group for the fiscal years ended June 30, 2006 and 2005 are $75,000 and $55,500, respectively.

Audit-Related Fees

Audit related services consist principally of accounting consultations. The aggregate fees billed to AF Financial Group by Dixon Hughes for audit-related services for the fiscal years ended June 30, 2006 and 2005 were $11,485 and $9,747, respectively.

Tax Fees

Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to AF Financial Group by Dixon Hughes for tax related services for the fiscal years ended June 30, 2006 and 2005 were $15,415 and $12,914, respectively.

All Other Fees

All other fees were principally related to non-audit related consultations. There were no additional fees billed to AF Financial Group by Dixon Hughes during the fiscal year ended June 30, 2006. The aggregate fees billed to AF Financial Group by Dixon Hughes for all other fees for the fiscal year ended June 30, 2005 were $330.

Pre-Approval of Audit and Permissible Non-Audit Services

All audited-related services, tax services and other services rendered in 2006 and 2005 were pre-approved by the Audit Committee, which concluded that the provision of those services by Dixon Hughes was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter provides for pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Audit Committee at its next scheduled meeting.

Directors’ Compensation

Director’s Fees. Currently, each non-employee director of AF Financial Group receives an annual retainer of $5,000 if the director attends a minimum of 75% of the aggregate number of Board and committee meetings called during the year. Each non-employee director also received fees of $800 per month and $250 per committee meeting attended. In addition, the chairman of each committee received an additional $50 per committee meeting attended. Total fees paid for fiscal 2006 were $148,350.

Retirement Plans. AF Financial Group adopted a nonqualified Retirement Plan for Board Members of AF Financial Group (the “Directors’ Retirement Plan”), which provide benefits to each eligible outside director commencing on his or her termination of Board service at or after age 65. Each outside director automatically becomes a participant in the Directors’ Retirement Plan. An eligible outside director retiring at or after age 65 will be paid an annual retirement benefit equal to the annual rate of retainer paid to outside directors immediately prior to his or her termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service as an outside director (including service as a director or trustee of AF Financial Group or any predecessor) not in excess of 10 years and the denominator of which is 10.

Recognition and Retention Plan and Stock Option Plan. In addition, AF Financial Group’s directors are eligible to participate in the Stock Option Plan and Recognition and Retention Plan. These stock benefit plans are discussed under “Certain Employee Benefit Plans and Employment Agreements,” “Stock Option Plan” and “Recognition and Retention Plan.”

Shareholder Communications with the Board of Directors

Shareholders may communicate in writing with the Board of Directors or any individual director(s) by sending such written communication to the following address:

Board of Directors c/o Melanie Paisley Miller AF Financial Group 21 East Ashe Street P.O. Box 26 West Jefferson, North Carolina 28694-0026

Any written communications received will be forwarded unopened to the Board or the appropriate director(s).

Attendance at Annual Meetings

AF Financial Group encourages, but does not require, the attendance of the members of the Board at its Annual Meetings. Nine directors attended the 2005 Annual Meeting.

Executive Officers

The following individuals are executive officers of AF Financial Group and holds the offices set forth opposite their name.

Name	Age	Position and Occupations During Last Five Years
Robert E. Washburn	48	Director, President and Chief Executive Officer of AF Financial Group and AF Bank November 2004 to present; City Executive for High Country Bank a Division of Yadkin Valley Bank and Trust Company 2004; Chief Credit Officer for High Country Bank 1998 to 2003

Melanie Paisley Miller	35	Executive Vice President, Secretary, Treasurer and Chief Financial Officer of AF Financial Group and AF Bank 1998 to present

The Board of Directors elects the executive officers of AF Financial Group annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Executive Compensation

The following table sets forth the compensation paid by AF Financial Group and its subsidiaries for services rendered in all capacities during the fiscal years ended June 30, 2006, 2005 and 2004 to the President and Chief Executive Officer and Executive Vice President, Secretary, Treasurer and Chief Financial Officer of AF Financial Group.

Summary Compensation Table

Name and Principal Positions	Annual Compensation						Long Term Compensation
							Awards		Payouts	All Other Compensation ($)
	Year	Salary ($)(1)		Bonus($)		Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Options (#)	LTIP Payouts ($)
Robert E. Washburn Director, President and Chief Executive Officer	2006 2005	$ $	139,528 85,300		— —	— —	— —	— —	— —	$ $	9,001 1,747	(3)
Melanie Paisley Miller Executive Vice President, Secretary, Treasurer and Chief Financial Officer	2006 2005 2004	$ $ $	108,215 103,770 106,827	$ $ $	12,500 3,500 10,000	— — —	— — —	— — —	— — —	$ $ $	8,334 10,246 6,381	(3)

(1)	Includes amounts, if any, deferred pursuant to Section 401(k) of the Internal Revenue Code (“Code”) under AF Bank’s 401(k) Plan.

(2)	AF Financial Group provides its executive officers with non-cash benefits and perquisites. AF Financial Group believes that the aggregate value of these benefits for fiscal 2006 did not, in the case of any named executive officer, exceed $50,000 or 10% of the aggregate salary and bonus reported for him or her in the Summary Compensation Table.

(3)	For Mr. Washburn and Ms. Miller, respectively, this figure includes (i) an allocation with a total market value of $2,437 and $2,806 as of June 30, 2006; and (ii) a matching contribution of $4,351 and $3,664 and profit-sharing contribution of $2,213 and $1,864 for fiscal year ended June 30, 2006 under the 401(k) plan for the benefit of Mr. Washburn and Ms. Miller, respectively.

Certain Employee Benefit Plans

Salary Continuation Agreement. AF Financial Group has entered into a Salary Continuation Agreement with Ms. Miller. Under this agreement, Ms. Miller is guaranteed monthly payments equal to $5,532, after retirement for a period of forty-three years. The amount of these payments may be increased for service to AF Financial Group after the retirement date for the Senior Executive (as defined in the agreements). This agreement also provides for benefits upon death, disability, a change of control and early retirement.

Employee Stock Ownership Plan and Trust. AF Financial Group has established and adopted, for the benefit of eligible employees, an ESOP and related trust. All salaried employees of AF Bank, AF Financial Group and subsidiaries are eligible to become participants in the ESOP. The ESOP purchased 36,942 shares of common stock issued in connection with the formation of AsheCo, MHC and the related public offering (the “MHC Reorganization”). In order to fund the ESOP’s purchase of such common stock, the ESOP borrowed funds from an unaffiliated lender equal to the balance of the aggregate purchase price of the common stock.

Shares purchased by the ESOP were pledged as collateral for the loan, and were held in a suspense account until released for allocation among participants in the ESOP as the loan was repaid. The pledged shares have been released from the suspense account and the loan has been paid in full. The released shares have been allocated among the accounts of participants on the basis of the participants’ compensation for the year of allocation.

The ESOP Committee, which is currently comprised of members of the Compensation Committee, may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees.

Stock Option Plan

The Stock Option Plan was adopted by the Board of Directors of AF Bank and approved by AF Bank’s shareholders at the 1997 Annual Meeting. AF Financial Group assumed sponsorship of the Stock Option Plan in the MHC Reorganization. The purpose of the Stock Option Plan is to promote the growth of AF Financial Group, AF Bank and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of AF Financial Group. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. AF Financial Group has an aggregate of 13,604 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

The following table sets forth the number and value of unexercised stock options held by Ms. Miller. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on the last trading day of the fiscal year ended June 30, 2006 for AF Financial Group. On that date, the price was $19.00 per share, based on the closing price of AF Financial Group’s common stock as reported on the OTC Bulletin Board. Since the market value of AF Financial Group common stock was higher than the exercise price of the options held by Ms. Miller, the options were in-the-money at fiscal year-end. No stock options were exercised by Ms. Miller during the fiscal year ended June 30, 2006. The table below reflects stock options as of June 30, 2006.

Aggregated Options/Exercises in 2006 Fiscal Year and 2006 Fiscal Year-End Options

Name	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(1) ($) Exercisable/Unexercisable
Melanie Paisley Miller Executive Vice President, Secretary, Treasurer and Chief Financial Officer	3,895/0	$1,948/0

(1)	The closing price per share of common stock on June 30, 2006 was $19.00, and all options have an exercise price of $18.50 per share, and as such, all options are “in-the-money.”

Recognition and Retention Plan

The Ashe Federal Bank 1997 Recognition and Retention Plan (the “RRP”) was maintained to grant awards of restricted stock to officers and outside directors. All awards under the RRP have vested and no shares of AF Financial are currently reserved to the RRP for grants in the future.

Transactions with Certain Related Persons

The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. AF Bank makes loans to executive officers, directors and their affiliates that are no more favorable then those made to general public. These insider loans are made in the ordinary course of business and do not involve more than the normal risk of collectibility or present unfavorable features. AF Bank intends that any transactions in the future between AF Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to AF Bank than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of AF Bank not having any interest in the transaction.

Mr. Jimmy D. Reeves, Chairman of the Board of Directors of AF Financial Group and AF Bank, is a partner in the law firm of Vannoy & Reeves, PLLC. His firm acts as counsel to AF Bank from time to time. The legal fees received by the law firm from professional services rendered to AF Bank during the year ended June 30, 2006 did not exceed five percent of the firm’s gross revenues.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that AF Financial Group’s directors, executive officers, and any person holding more than ten percent of AF Financial Group’s common stock file with the SEC reports of ownership changes, and that such individuals furnish AF Financial Group with copies of the reports.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, AF Financial Group believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The Audit Committee has appointed Dixon Hughes as our independent auditors for AF Financial Group for the fiscal year ending June 30, 2007, and we are asking shareholders to ratify the appointment. A representative of Dixon Hughes is expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if he or she so wishes, and will be available to respond to appropriate questions.

Dixon Hughes served as AF Financial Group’s independent auditors for the fiscal years ended June 30, 2006 and June 30, 2005.

The Board of Directors unanimously recommends a vote “For” the ratification of the appointment of Dixon Hughes PLLC, as

independent auditors for AF Financial Group.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

It is presently anticipated that the 2007 Annual Meeting of Shareholders will be held in November 2007. In order for stockholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company’s corporate offices (21 East Ashe Street, West Jefferson North Carolina) not later than June 11, 2006, and meet all other applicable requirements for inclusion in the proxy statement.

In the alternative, a shareholder may commence his own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2007 Annual Meeting of Shareholders. In order to do so, the shareholder must notify the Secretary of the Company, in writing, of his or her proposal at the Company’s main office no later than August 25, 2006. If the Secretary of the Company is not notified of the shareholder’s proposal by August 25, 2006, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2006 Annual Meeting.

SEC rules contain standards as to what shareholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC.

By Order of the Board of Directors,

Melanie Paisley Miller
Executive Vice President
Secretary, Treasurer
and Chief Financial Officer

West Jefferson, North Carolina
October 11, 2006

To ensure that your shares are represented at the Annual Meeting, PLEASE complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

Appendix A

AUDIT COMMITTEE CHARTER OF AF FINANCIAL GROUP

Objective

The objective of an Audit Committee (“Committee”) is to assist the directors in fulfilling their fiduciary responsibilities in connection with financial objectives, operations and procedures. The Committee in this document refers to the Audit Committees of AF Financial Group and AF Bank. Members of the Committee should evaluate both AF Financial Group and AF Bank’s compliance with laws, regulations, policies, plans, procedures, ethical standards and public responsibilities. The Committee should determine that AF Financial Group and AF Bank have adequate administrative, operating and internal accounting controls. In addition, the Committee should seek to give assurance regarding the integrity of financial and other data based on AF Financial Group and AF Bank activities. The Committee’s main purpose is to oversee the accounting and financial reporting processes of AF Financial Group and AF Bank and the audits of the financial statements of AF Financial Group and AF Bank, including the qualifications and independence of the auditors.

Responsibilities and Authority

Responsibilities Relating to Retention of Public Accounting Firms and Relationship with Auditor

1.	The Committee shall be directly responsible for appointing, compensating, overseeing, evaluating, and terminating the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work, subject to shareholder ratification. The accounting firm shall report directly to the Committee.

2.	Preapproval of Services - The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for AF Financial Group by its independent auditor, subject to the de minimis exceptions for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

•	The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by AF Financial Group to its auditor during the fiscal year in which the services are provided:

•	Such services were not recognized by AF Financial Group at the time of the engagement to be non-audit services; and

•	Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation - The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegate under this paragraph to preapprove any activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

3.	The Committee shall obtain a formal written statement concerning the independence of the independent auditor.

4.	The Committee shall serve as the primary communication channel between the internal and external auditors and Board of Directors, and assure that the independent auditors have free access to the Committee, without the presence of management, to discuss the results of their audits.

5.	The Committee shall obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by: (i) the most recent internal quality-control review, (ii) the most recent peer review of the firm, or (iii) by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm; (c) any steps taken to deal with any such issues; and (d) all relationships, both direct and indirect, between the auditor and AF Financial Group The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Chairman of the Committee shall present the conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

6.	The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

7.	The Committee shall recommend to the Board policies for AF Financial Group’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of AF Financial Group

8.	The Committee shall monitor the accomplishments of audit goals and objectives, and evaluate management’s response to audit findings and reports of examinations conducted by external auditors and regulatory authorities.

Financial Reporting and Disclosure Matters. The Committee, to the extent it deems necessary or appropriate shall:

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in AF Financial Group’s Annual Report on Form 10-KSB.

2.	Review and discuss with management and the independent auditor AF Financial Group’s quarterly financial statements prior to the filing of its Form 10-QSB, including the results of the independent auditor’s review of the quarterly financial statements.

3.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of AF Financial Group’s financial statements, including any significant changes in AF Financial Group’s selection or application of accounting principles, any major issues as to the adequacy of AF Financial Group’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other written material communications between the auditor and management.

5.	Discuss with management AF Financial Group’s earnings press releases, including the use of “pro forma” or “non-GAAP financial measures.”

6.	Assess the impact on AF Bank and AF Financial Group of new accounting principles or policies, promulgated by the accounting profession or proposed by AF Bank and AF Financial Group personnel.

7.	Review published AF Bank and AF Financial Group financial statements and the annual report for accuracy, timeliness and appropriate disclosure.

8.	Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the financial statements.

9.	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in AF Financial Group’s annual proxy statement.

Internal Audit. The Committee shall:

1.	Approve the selection and participate in the compensation and performance evaluation of the internal auditor. Evaluations should be based on audit reports submitted and on discussions with management and the external auditors.

2.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

3.	Discuss with the internal auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

4.	Follow-up on corrective actions taken to strengthen internal control.

Oversight and Compliance. The Committee shall:

1.

Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1933, as amended (the “Exchange Act”) has not been implicated, which requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts.

2.	Coordinate the investigation of conflicts of interest and unethical conduct.

3.	Review and approve all related party transactions and Regulation O transactions, i.e., transactions required to be disclosed pursuant to SEC Regulation S-8, Item 404.

4.	Establish procedures for the receipt, retention and treatment of complaints received by AF Financial Group or AF Bank regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5.	Discuss with the legal counsel legal matters that may have a material impact on the financial statements or AF Financial Group’s compliance policies.

6.	Ascertain that appropriate policy and procedures manuals are in place and in use.

7.	Ascertain the sufficiency of budget funds for the audit function.

8.	Conduct an annual review of the Committee charter and recommending revision, as necessary.

9.	The Committee shall also have the authority without the consent of management or the Board, at the Company’s expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

The above responsibilities of the Committee will be discharged through review of audit reports and discussions with the internal and external auditor and AF Financial Group and AF Bank management.

Committee Membership

The Committee shall consist of at least three “independent” directors elected annually by the Board of Directors. An “independent” director is defined as an individual who (a) meets the Nasdaq Stock Market’s definition of independent director; (b) meets the requirements of Section 10A(m)(3) of the Exchange Act; and (c) does not own or control 10% or more of AF Financial Group’s voting stock (or such lower measurement as may be established by the SEC). Additionally, Committee members should have few or no ties to AF Financial Group other than through their duties as Board members. In selecting the members of Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of the applicable federal banking regulators. Each Committee member must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. AF Financial Group must also certify that it has, and will continue to have, at least one member of the Committee, who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Committee shall be designated by the full Board of Directors at each annual meeting of the Board on the recommendation of the Nominating/Corporate Governance Committee. The Board shall designate one member of the Committee to serve as Chair of the Committee.

Committee Meetings

The Committee shall meet at least quarterly, including an executive session with the internal auditor and otherwise as needed. The Committee may request any officer or employee or AF Financial Group’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes should be prepared for each meeting.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that AF Financial Group’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

AF Financial Group, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of AF Financial Group or AF Bank, which such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

ANNUAL MEETING OF SHAREHOLDERS OF

AF FINANCIAL GROUP

November 6, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of three directors for terms of three years each:		2. Ratification of the appointment of Dixon Hughes PLLC as independent auditors of AF Financial Group for the fiscal year ended June 30, 2007.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Jan R. Caddell O Claudia L. Kelley O Kenneth R. Greene

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	The below signed acknowledges receipt from AF Financial Group, prior to the appointment of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated October 11, 2006.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder may sign but only one signature is required. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AF FINANCIAL GROUP

This Proxy is solicited on behalf of the Board of Directors of AF Financial Group for the Annual Meeting of Shareholders to be held on November 6, 2006.

The undersigned shareholder of AF Financial Group hereby appoints Jerry L. Roten and Michael M. Sherman, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of AF Financial Group held of record by the undersigned on September 18, 2006, at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of AF Financial Group, 21 East Ashe Street, West Jefferson, NC at 6:00 p.m., local time, on November 6, 2006, or at any adjournment thereof, upon the matters described in the accompanying Notice of the 2006 Annual Meeting of Shareholders and Proxy Statement, dated October 11, 2006, and upon such other matters as may properly come before the Annual Meeting. The undersigned herby revokes all prior proxies.

(Continued and to be signed on the reverse side)